Exhibit 10.1



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                   LICENSE AND TECHNICAL ASSISTANCE AGREEMENT

     This Agreement, made and entered into this 1st day of November, 2001, is by
and  between  Spectrum  Meditech,   Inc.  ("Licensor")  and  Sharps  Elimination
Technologies, Inc. (the "Company").

1.  Background

            The Licensor has developed and is the sole owner of a certain technology which can be used to incinerate medical needles in an environmentally safe way (hereinafter referred to as the "Licensed Technology"), and certain aspects of the Licensed Technology are described, shown and disclosed in United States Patent #5,551,355 (the "Patent"). The Licensed Technology includes the Patent and all information, knowledge, experience and results, whether or not in tangible form, in the possession or control of Licensor and persons in privy to the Licensor, including, but not limited to, pending and abandoned patent applications, blueprints, drawings, specifications, engineering data, engineering calculations, processes, apparatuses, and parts thereof relating to the Licensed Technology which are not otherwise in the public domain, and shall include present and future developed information.

         Licensor is willing to grant Company an exclusive world-wide license to make or have others make, use and sell equipment using the Licensed Technology and to otherwise exploit the Licensed Technology. Such equipment is sometimes referred to in this Agreement as the Licensed Products.

2.  License

    2.1 Subject to the conditions hereof, Licensor hereby grants to the Company the exclusive right, license and privilege throughout the world to use the Licensed Technology to manufacture and sell Licensed Products with the right to grant exclusive or non-exclusive sublicenses hereunder. Included as part of this License are the rights to use the trademarks and tradenames listed on Exhibit A.

    2.2 The Company shall have the exclusive right to grant sublicenses to make or have others make, use and sell the Licensed Products throughout the world, and the Company shall have the full right to receive royalties, payments, or other consideration paid for such sublicenses. Termination of the license granted to the Company in this Agreement shall, except as otherwise agreed by Licensor, terminate all sublicenses which may have been granted by Company. Any sublicense granted by the Company shall contain provisions corresponding to those of this Agreement respecting termination of sublicenses.


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    2.3 The Licensor agrees to make available to the Company all information which it has concerning the Licensed Products, including but not limited to test data, engineering studies, calculations, formulas, specifications and drawings, and to assist the Company with the commercial exploitation of the Licensed Technology.

    2.4 The Company agrees to expend its best efforts to successfully market the Licensed Products.

      2.5 Licensor agrees that all inventions, whether or not patentable or patented, which are made by or acquired by it, by purchase, license or otherwise during the term of this Agreement, which relates to the Licensed Technology whether by way of improvements, modifications, and/ or new uses therefor, shall automatically become a part of the Licensed Technology under which the Company is licensed by this Agreement; providing, however, that the Company, upon its indication of its desire to obtain such license under any one or more of such inventions, shall pay all expenses to be incurred or theretofore incurred by Licensor in connection with the preparation, filing, prosecution, and interpartes proceedings of applications for and issuance and maintenance of patents covering the inventions that the Company desires to include in this Agreement. It is further understood and agreed that for any such invention, Licensor shall have the first right to decide whether or not to file for an application for a patent and the country or countries in which such applications shall be filed. However, if Licensor decides not to file an application for a patent, the Company has the right to file such an application(s) at its own expense, and Licensor will cooperate in all respects in filing such patent applications.

     2.6 Any inventions or improvements, whether or not patentable, resulting from the efforts of the Company or acquired by the Company by purchase, license or otherwise during the term of this Agreement shall be the property of the Company and the Company shall have the entire right, title and interest thereto, with the mutual understanding by the parties that the commercialization and exploitation of such inventions or improvements by sale, license, or otherwise, shall be subject to the royalty provisions of this Agreement to the extent that such inventions or improvements fall within the scope of the Licensed Technology. The Company will promptly notify Licensor of any such inventions or improvements. The Company will be financially responsible for and will pay all attorneys fees, government fees, drafting fees, and other expenses required to prepare, file and prosecute patent applications and to obtain and maintain




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patents  in the  United  States  and  throughout  the  world on all  inventions, developments and improvements made by or on behalf of the Company relating to the Licensed Technology.

3.  License Fees and Royalties

    3.1  In consideration for the license the Company agrees to:

         A. Pay the Licensor $300,000 within six months of the execution of this Agreement.

            B. Pay the Licensor a royalty of $3.25 for each Licensed Product sold by the Company or any sublicensee of the Company, provided, however, that the Company, beginning with the year ending December 31, 2002, agrees to pay the Licensor royalties of not less than $100,000 per year.

            C. Issue to the Licensor 800,000 shares of the Company's common stock, which shares, at the time of issuance, will represent 20% of the Company's issued and outstanding shares.

    3.2 The Company will provide the Licensor with written quarterly reports, for each calendar quarter ending March 31, June 30, September 30, and December 31, showing for the preceeding quarter, the number of Licensed Products sold by the Company or any sublicensee of the Company. Each quarterly report will be due within 30 days from the end of such quarter and shall be accompanied by the payment of any royalty due for such quarter.

    3.3 The Company agrees to keep full and accurate books of account showing the number of Licensed Products sold and the revenues received from sales of the Licensed Products and the Company shall furnish annual financial statements to the Licensor. Licensor shall have and is hereby given the right of access to such records maintained by the Company for the purpose of verifying the written reports received from the Company, such access to be during reasonable business hours and upon advance notice, provided however, that such access shall be limited to no more than four accountings per calendar year.



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4.  Termination

    4.1 This Agreement shall remain in full force and effect, unless otherwise terminated as provided below until the expiration or abandonment of all of the patent rights pertaining to the Licensed Technology, or until the subject matter relating to the Licensed Technology enters into the public domain, whichever is later. Notwithstanding the above:

         A. The Company may at any time upon 30 days written notice terminate this Agreement.

          B. If royalty payments to the Licensor are in arrears for 60 days after the due date, or if the Company defaults in performing any other terms of this Agreement and continues to be in default for a period of 60 days following written notice of such default from Licensor to the Company, then the Licensor shall have the right to terminate this Agreement upon 30 days written notice to the Company. If the default is not cured by the date of termination, then this Agreement shall terminate, but without prejudice to any other rights of the Licensor.

      4.2 The Company may at any time upon five days notice to Licensor acquire all rigts to the Licensed Technology by paying Licensor $5,000,000. Upon the payment of the $5,000,000 Sections 1, 2, 3, and 4 of this Agreement will terminate.

    4.3 Upon the termination of this Agreement pursuant to Section 4.1 the inventions or improvements made or acquired by the Company in accordance with
Section 2.6 of this Agreement will remain the property of the Company and no further royalties will be due to Licensor with respect to the sale of any products made with the technology described in Section 2.6.

    4.4 Notwithstanding anything contained herein to the contrary, upon the termination of this Agreement the Licensor will be entitled to the consideration provided by Section 3.1 regardless of the date this Agreement is terminated, including any royalties due the Licensor up to the date of termination. In the event this Agreement is terminated after January 1, 2002 the minimum royalty provided by Section 3.1.C will be prorated between the January 1st date which was prior to the termination date and the date of termination.



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5.  Confidential Treatment of Licensed Technology

    5.1 The Licensor and the Company both agree that the Licensed Technology and all information developed in relation to the Licensed Technology are valuable trade secrets and the parties agree to maintain the confidentiality of such information. It is understood and agreed that certain proprietary information relating to the Licensed Technology may be required to be disclosed to potential users of the Licensed Technology in order to promote the sale or use of the Licensed Products, and such disclosures will not be a violation of this paragraph.

    5.2 The Licensor and the Company agree to limit access to all confidential information relating to the Licensed Technology to those employees that have an actual need to use such information in the performance of their duties.

    5.3 The Licensor and the Company shall not disclose any information relating to or concerning the Licensed Technology to any person, including their own employees, who has not previously executed a written agreement to maintain the confidential nature of such proprietary information and to refrain from using the same for any purpose except as authorized by this Agreement.

    5.4 The Licensor and the Company shall immediately notify the other of any information which comes to their attention which suggests that there has been, or may be any loss of the confidential information relating to the Licensed Technology.

    5.5 It is agreed that any information which (i) is now or hereafter becomes part of the public domain, (ii) is known by the party receiving the information independent of its relations hereunder, or (iii) otherwise has lost its confidential nature without violation of the provisions hereof, shall not be considered to be a trade secret or confidential information.

    5.6 The provisions of this section shall survive the termination of this Agreement, and as to any particular piece of confidential information, shall continue until such time as such information becomes public through no fault of the Company.

6.  Patent Matters

     6.1 The Company shall maintain all Patents relating to the Licensed Technology (the "Licensed Patents"), in force during the term of this Agreement for the life of such Patents.


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    6.2 While and as long as this Agreement remains in force, the Company shall have the obligation:

         A. To bring suit in its own name or, if required by law, jointly with Licensor, at its own expense and on its own behalf, for infringement of any Licensed Patent;

         B. In any such suit, to enjoin infringement and to collect for the Company's use, damages, profits, and awards of whatever nature recoverable for such infringement; and

         C. It is in the Company's discretion, to settle any claim or suit for infringement of any Licensed Patent by granting the infringing party a sublicense under any Licensed Patent.

    6.3 In the event Licensor becomes aware of the infringement of any Licensed Patent, it shall, before it files suit for any infringement of the Licensed Patent, notify the Company of its intention to file such suit, and if Company does not, within six months of such notice:

         A. Secure cessation of the infringement and notify Licensor thereof, or

         B.    Enter suit against the infringer, or

         C. Provide Licensor with evidence of the pendency of a bona fide negotiation for the acceptance by the infringer of a sublicense under the Licensed Patent,

               then the license herein granted to Company shall forthwith become non-exclusive, and Licensor shall thereafter have the right to sue the infringing party for the infringement at Licensor's own expense, and to collect for its own use all damages, profits, and awards of whatever nature recoverable for such infringement.

    6.4 In connection with such suit brought to enforce a Licensed Patent, the Licensor shall, at the expense of the Company, give evidence and execute such documents as the Company may require.


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    6.5 In the event the Company is sued for infringement of any Licensed
Patent, by reason of its making, using or selling products embodying the Licensed Products the Company will, at its own expense, undertake to defend such litigation; and Licensor will provide, at its expense, all evidence and information in its possession relating to the defense of such litigation.

7.  Technical Assistance

    7.1 Licensor agrees that, upon reasonable notice from the Company, Licensor will provided the Company with information known to the Licensor concerning the Licensed Technology, including manufacturing procedures, processes, trade secrets, skills and ideas, and current and accumulated experience which Licensor has acquired or will acquire during the existence of this Agreement in connection with the design, manufacture and operation of the Licensed Products, including, but not limited to: (a) sources for the purchase of machinery, equipment and raw materials needed in the manufacture of the Licensed Products;
(b) the proper use, maintenance and repair of the Licensed Products; (c) a description of the manufacturing and quality control methods relating to the Licensed Products; (d) technical information including drawings, blueprints, specifications, operating manuals and other writings used by Licensor in the manufacture, assembly, sale or servicing of the Licensed Products; and (e) instruction on the design and estimating of equipment and systems incorporating the Licensed Products.

8.  Notices

    8.1 All payments, reports, notices, instructions, demands, requests, approvals and other communications provided for pursuant to the Agreement shall be sent as follows:

         A. If to Licensor:



         B. If to Company:



or such other address as shall be furnished in writing by either party to the other party.

    8.2 Any notice, payment, request, demand or other communications hereunder shall be in writing and shall be deemed to have been duly given when:




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       A. delivered personally, upon personal delivery to the party to be notified; or

         B. sent by facsimile transmission, twelve (12) hours after the facsimile message was sent to the party to be notified; or

         C. sent by registered or certified mail, three (3) business days after the date sent, postage paid, to the party to be notified; or

         D. sent by ordinary mail, upon delivery, postage paid, to the party to be notified at the address set forth below:

9.  General Provisions

    9.1 The Company shall procure and thereafter maintain general liability (bodily and property damage) and product liability insurance, consistent with accepted industry standards, with respect to its performance under this Agreement and all activities related to the Licensed Technology. The Company shall promptly give the Licensor or its representative immediate notice of any suit or action threatened against the Company, or prompt notice of any claim made against the Company arising out of its performance under this Agreement or in anyway related to the Invention.

    9.2 The Company shall fully protect, indemnify, defend and hold the Licensor free and harmless from any and all losses of any kind or character on account of damages or losses to persons or property resulting from the negligence or other tortuous conduct of the Company, its agents, servants, employees or any subcontractor performing any function under this Agreement.

    9.3 The Licensor hereby covenants and warrants that it is the sole owner of the entire right, title and interest in and to the Licensed Technology, as such exists as of the date of this Agreement. Licensor represents and warrants that it has the legal power to extend the rights granted to the Company in this Agreement and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights. Licensor represents and warrants that the Licensed Technology is free and clear of all present and future liens, claims, agreements and other interests of every kind and character that would encumber or restrict the Company's ownership, development, marketing or use of the Licensed Products in any manner; except in regard to present and future infringement claims Licensor only represents that to the best of its knowledge there are no existing patents held by third parties which would be infringed by the use of the Licensed Products.


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    9.4 This Agreement will inure to the benefit of an be binding upon the
Licensor, the Company, and their successors and assigns. This Agreement may be assigned or otherwise transferred by the Company to another entity which is (i) wholly owned by the Company or (ii) which owns all of the Company's outstanding capital stock.

    9.5 The Licensor agrees that during the term of the Agreement that it shall not compete with the Company in any field in which the Licensed Products could have a commercial application. This covenant shall not only apply to the Licensor but also to all entities in which the Licensor has (directly or indirectly) an interest of 25% or more.

    9.6 The representations and warranties made in this Agreement and in any certificate, exhibit or document delivered in connection herewith shall survive the termination of this Agreement.

    9.7 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    9.8 Nothing contained herein shall be construed to constitute any of the parties hereto as partners, joint ventures, representatives, or agents of the other.

    9.9 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the then current commercial arbitration rules of the American Arbitration Association in Dover, Delaware.

    9.10 Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provision of the Agreement.

    9.11 The Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior understandings and writings thereto. No amendment of modification of this Agreement shall be valid or binding unless made in writing and signed by both parties hereto.

    9.12 The failure of any party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter. The waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any future or continuing breach.


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    9.13 This Agreement and the relationships between the parties shall be governed in all respects by the laws of Delaware, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent has been granted.

         IN WITNESS WHEREOF, the parties hereto have executed or caused their respective officers or representatives thereunto duly authorized to execute this Agreement on their behalf as of the day of the year above written.


                                        SPECTRUM MEDITECH INC.

                                        By /s/ Kelly Fielder
                                           -------------------------
                                           Kelly Fielder, President


                                        SHARPS ELIMINATION TECHNOLOGIES, INC.


                                        By: /s/ E.M. "Mick" Kolassa
                                            -------------------------
                                           E.M. ("Mick") Kolassa, Vice President



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             AMENDMENT TO LICENSE AND TECHNICAL ASSISTANCE AGREEMENT

     By Agreement dated November 12, 2001, Sharps Elimination Technologies, Inc. acquired an exclusive license to the Needle-Ease(TM)technology from Spectrum Meditech Inc.
("Spectrum").

      The parties hereto agree that the following provisions of the License and Technical Assistance Agreement are amended:

3.1   In consideration for the license the Company agrees to:

          A.   Pay the Licensor $300,000 no later than September 30, 2003.

          B. Pay the Licensor a royalty of $3.25 for each Licensed Product sold by the Company or any sublicensee of the Company, provided, however, that the Company, beginning with the year ending April 30, 2004, agrees to pay the Licensor royalties of not less than $100,000 per year.

4.4 Notwithstanding anything contained herein to the contrary, upon the termination of this Agreement the Licensor will be entitled to the consideration provided by Section 3.1 regardless of the date this Agreement is terminated, including any royalties due the Licensor up to the date of termination. In the event this Agreement is terminated after January 1, 2004 the minimum royalty provided by Section 3.1.B will be prorated between the January 1st date which was prior to the termination date and the date of termination.

Dated: March 31, 2003              SHARPS ELIMINATION TECHNOLOGIES, INC.


                                   By  /s/  Kelly Fielder
                                       ---------------------------
                                      President


                                   SPECTRUM MEDITECH INC.

                                   By /s/ Kelly Fielder
                                      ------------------------------
                                      President